6/26/06

                               SECOND AMENDMENT TO
                                FEBRUARY 1, 2005
                   GLOBAL GOLD CORPORATION - VAN Z. KRIKORIAN
                              EMPLOYMENT AGREEMENT

                  AMENDMENT, dated as of the 15th day of June, 2006, between Global Gold Corporation, a Delaware corporation (the "Corporation"), and Van Z. Krikorian (the "Employee"), to the Employment Agreement, dated as of February 1, 2003 (the "Agreement"), amended as of January 1, 2005, between the parties;

                            W I T N E S S E T H T H A T:

                  WHEREAS, the Employee currently serves as President and General Counsel and the Corporation needs the continued active service of the Employee in light of the Corporation's expanding efforts to obtain and operate mining projects and increased financial, reporting, and business development obligations and in light of other considerations;

                  WHEREAS, the Corporation and the Employee desire to enter into an amendment of the Agreement on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, the parties hereto agree as follows:

1. EXTENSION OF TERM. The term of the Agreement is hereby further extended until June 30, 2009 and Section 2 of the Agreement is hereby amended to read as follows:

                  "TERM. The term of this Agreement shall commence on June 1, 2003 (or such other date as mutually agreed by the parties) and end on June 30, 2009, and shall be automatically renewed for consecutive one-year periods thereafter unless (a) terminated on the anniversary of June 30 by either party on 120 days written notice or (b) sooner terminated as otherwise provided herein."


2. COMPENSATION. The Corporation increases the annual sum payable to the Employee as base compensation salary under the Agreement to $225,000 effective as of June 30, 2006. In addition, Employee is awarded as additional base compensation a Restricted Stock Award of 600,000 shares vesting 1/3 on each anniversary of June 30, 2006 and pursuant to the terms set forth in the Restricted Stock Award attached to this Amendment. Section 3(a) of the Agreement is hereby amended to read as follows:

                  "Base Compensation. In consideration for the services rendered by the Employee under this Agreement, the Corporation shall transfer and deliver to the Employee as base compensation for the term of this Agreement a total of 900,000, 600,000 and 600,000 shares of its common stock pursuant to the terms of the Restricted Stock Awards attached hereto as Exhibit A, the First Amendment, dated as of January 1, 2005 and the Second Amendment, dated as of June 15, 2006 and as set forth in such Awards (the "Restricted Stock Awards") delivered to the Employee. In addition to foregoing, the Corporation shall pay to the Employee, as base compensation, the sum of $100,000 for each 12-month period commencing on and after June 1, 2003 during the term of this Agreement until January 1, 2005, when such annual salary shall be $180,000 until June 30, 2006 when such annual salary shall be $225,000, payable in equal monthly installments on the 30th day of each month."

3. CHANGE OF CONTROL. (a) Section 3(d)(i) of the Agreement is hereby amended by
(i) inserting immediately following the phrase "(as defined herein) "or during the 180 day period following a Change of Control a material diminution in the status of Employee's responsibilities from those in effect on the date of the Amendment inserting this phrase, divestiture or dissolution of Employee's unit or a portion thereof or a change in the Corporation, which would materially adversely effect the nature or status of Employee's job responsibilities, which Employee gives notice of to the Corporation within such period", (ii) insertion of "after termination of employment hereunder or the giving of the notice provided for above, whichever occurs earlier" following the phrase "30 days after" and (iii) deletion of the phrase "the occurrence of a Change in control."

                  (b) Section 3(d)(ii)(B)(1)(a)(ii)of the Agreement is hereby amended to read as follows:

                      "(a)(i) thirty-five percent (35%) or more of the outstanding voting stock of the Corporation all of which has been acquired by any person (as defined by Section 3
                      (a) (9) of the Securities Exchange Act of 1934, as amended) other than directly from the Company; (ii) a merger or equivalent combination involving the Corporation after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Company; (iii) twenty percent (20%) or more of the members of the Board of Directors elected by shareholders are persons who were not nominated in the then most recent proxy statement of the Corporation; or
                      (iv) the Corporation sells or disposes of all or substantially all of its assets."

                  (c) Section 3(d)(ii)(B)(1)(a)(ii) is amended by deletion of the name "Robert A. Garrison," and insertion of the name "Firebird Global Master Fund, Ltd.." and deletion of the phrase beginning with ", except that" and ending with "transaction or otherwise."

4. AMENDMENT TO RESTRICTED STOCK AWARD. In addition, the parties agree that Shares awarded under each of the Awards to the Employee shall immediately vest if a Change in Control occurs without further action by either party.

5. NOTICES. Section 12(a) of the Agreement is hereby amended to substitute the Corporation's current address and facsimile number for that of Mr. Garrison and the substitution of the word "Chairman" for "Robert A. Garrison" and deletion of the requirement of a copy to counsel.

6. SURVIVAL OF AGREEMENT. This Amendment is limited as specified above and shall not constitute a modification or waiver of any other provision of the Agreement except as required by terms agreed here. Except as specifically amended by this Amendment, the Agreement terms shall remain in full force and effect and all of its terms are hereby ratified and confirmed.




         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

         GLOBAL GOLD CORPORATION


         By  ___________________________________________

         Drury J. Gallagher, Chairman and CEOVan Z. Krikorian